EXHIBIT 99.1

For more information contact:	Analysts – Andy Taylor (206) 539-3907
Media – Nancy Thompson (919) 861-0342

Weyerhaeuser Reports First Quarter Results

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Generated net earnings of $83 million, or $0.11 per diluted share
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Achieved Adjusted EBITDA of $328 million, a 12 percent increase compared with fourth quarter 2024
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Increased quarterly base dividend by 5 percent

SEATTLE, April 24, 2025 – Weyerhaeuser Company (NYSE: WY) today reported first quarter net earnings of $83 million, or 11 cents per diluted share, on net sales of $1.8 billion. This compares with net earnings of $114 million, or 16 cents per diluted share, on net sales of $1.8 billion for the same period last year and net earnings of $81 million for fourth quarter 2024. There were no special items in any comparative period. Adjusted EBITDA for first quarter 2025 was $328 million, compared with $352 million for the same period last year and $294 million for fourth quarter 2024.

“We delivered solid results across each of our businesses in the first quarter,” said Devin W. Stockfish, president and chief executive officer. “In addition, we increased our quarterly base dividend for the fourth consecutive year. I’m pleased with the organization’s performance, particularly in light of the uncertain macroeconomic backdrop. Turning to our outlook, we are well positioned to navigate a range of market conditions in the near term, and we remain confident about the longer-term demand fundamentals that support our businesses. Our balance sheet is strong, and we continue to focus on driving operational excellence, capitalizing on strategic opportunities, and creating long-term value for shareholders through our disciplined and flexible capital allocation framework.”

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2024	2025	2024
(millions, except per share data)	Q4	Q1	Q1
Net sales	$1,708	$1,763	$1,796
Net earnings	$81	$83	$114
Net earnings per diluted share	$0.11	$0.11	$0.16
Weighted average shares outstanding, diluted	728	727	731
Net earnings before special items(1)	$81	$83	$114
Net earnings per diluted share before special items(1)	$0.11	$0.11	$0.16
Adjusted EBITDA(1)	$294	$328	$352
Net cash from operations	$218	$70	$124
Adjusted FAD(2)	$69	$(7)	$45
(1)
Net earnings before special items is a non-GAAP measure that management believes provides helpful context in understanding the company’s earnings performance. Additionally, Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold and special items. Net earnings before special items and Adjusted EBITDA should not be considered in isolation from, and are not intended to represent an alternative to, our GAAP results. Reconciliations of Adjusted EBITDA to GAAP earnings are included within this release.
(2)
Adjusted Funds Available for Distribution (Adjusted FAD) is a non-GAAP measure that management uses to evaluate the company’s liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant non-recurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant non-recurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions and other discretionary and nondiscretionary capital allocation activities. Adjusted FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. A reconciliation of Adjusted FAD to net cash from operations is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS	2024	2025
(millions)	Q4	Q1	Change
Net sales	$497	$534	$37
Net contribution to pretax earnings	$62	$102	$40
Adjusted EBITDA	$126	$167	$41

Q1 2025 Performance – In the West, fee harvest and domestic sales volumes were moderately higher than the fourth quarter. Domestic sales realizations were significantly higher, and export sales realizations were slightly higher. Export sales volumes were slightly lower overall, as significantly lower volumes to China were mostly offset by significantly higher volumes to Japan. Per unit log and haul costs and forestry and road costs were lower. In the South, fee harvest volumes, sales realizations and per unit log and haul costs were all comparable to the fourth quarter. Forestry and road costs were slightly higher.

Q2 2025 Outlook – Weyerhaeuser anticipates second quarter earnings before special items and Adjusted EBITDA will be approximately $15 million lower than the first quarter. In the West, the company expects slightly higher fee harvest volumes and per unit log and haul costs. Sales realizations are expected to be slightly lower due to mix. In the South, the company anticipates fee harvest volumes and per unit log and haul costs will be moderately higher, and sales realizations will be comparable. Forestry and road costs in the West and South are expected to be seasonally higher.

REAL ESTATE, ENERGY & NATURAL RESOURCES

FINANCIAL HIGHLIGHTS	2024	2025
(millions)	Q4	Q1	Change
Net sales	$86	$94	$8
Net contribution to pretax earnings	$46	$56	$10
Adjusted EBITDA	$76	$82	$6

Q1 2025 Performance – Earnings and Adjusted EBITDA increased from the fourth quarter due to the timing and mix of real estate sales. The average price per acre was significantly higher, basis as a percentage of real estate sales was lower, and the number of acres sold decreased.

Q2 2025 Outlook – Weyerhaeuser anticipates second quarter earnings before special items will be approximately $40 million higher than the first quarter and Adjusted EBITDA will be approximately $50 million higher than the first quarter due to the timing and mix of real estate sales. The company continues to expect full year 2025 Adjusted EBITDA of $350 million, and now expects basis as a percentage of real estate sales to be 30 to 40 percent for the full year.

WOOD PRODUCTS

FINANCIAL HIGHLIGHTS	2024	2025
(millions)	Q4	Q1	Change
Net sales	$1,263	$1,287	$24
Net contribution to pretax earnings	$106	$106	$—
Adjusted EBITDA	$161	$161	$—

Q1 2025 Performance – Sales realizations for lumber increased five percent while sales realizations for oriented strand board decreased one percent compared with fourth quarter averages. For lumber, sales volumes were slightly higher and unit manufacturing costs were slightly lower. Log costs were moderately higher, primarily for western logs. For oriented strand board, sales volumes were comparable, while unit manufacturing and fiber costs were slightly higher. For engineered wood products, sales realizations were comparable to slightly higher for most products. Sales volumes were lower, primarily for medium density fiberboard (MDF) and solid section products. Unit manufacturing costs increased, primarily for MDF, and raw material costs were higher. MDF sales volumes and unit manufacturing costs were affected by a multi-week operational disruption at the company’s Montana facility in the first quarter. For distribution, results were lower than the fourth quarter due to lower sales volumes.

Q2 2025 Outlook – Weyerhaeuser anticipates second quarter earnings before special items and Adjusted EBITDA will be slightly higher than the first quarter, excluding the effect of changes in average sales realizations for lumber and oriented strand board. For lumber, the company expects slightly higher sales volumes and log costs and comparable unit manufacturing costs. For oriented strand board, the company anticipates slightly higher sales volumes and fiber costs, and unit manufacturing costs are expected to be higher given an increase in planned downtime for annual maintenance. For engineered wood products, the company expects slightly higher sales volumes, comparable sales realizations, and lower raw material and unit manufacturing costs. For distribution, the company anticipates slightly higher results compared to the first quarter.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900 and today owns or controls approximately 10.4 million acres of timberlands in the U.S., as well as additional public timberlands managed under long-term licenses in Canada. Weyerhaeuser has been a global leader in sustainability for more than a century and manages 100 percent of its timberlands on a fully sustainable basis in compliance with internationally recognized sustainable forestry standards. Weyerhaeuser is also one of the largest manufacturers of wood products in North America and operates additional business lines around product distribution, climate solutions, real estate, and energy and natural resources, among others. In 2024, the company generated $7.1 billion in net sales and employed approximately 9,400 people who serve customers worldwide. Operated as a real estate investment trust, Weyerhaeuser’s common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on April 25, 2025, to discuss first quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on April 25, 2025.

To join the conference call from within North America, dial 1-877-407-0792 (access code: 13748395) at least 15 minutes prior to the call. Those calling from outside North America should dial 201-689-8263 (access code: 13748395). Replays will be available for two weeks at 1-844-512-2921 (access code: 13748395) from within North America, and at 1-412-317-6671 (access code: 13748395) from outside North America.

FORWARD-LOOKING STATEMENTS

This earnings release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to our outlook and expectations concerning the following: our future operating performance and delivery of long-term shareholder value and returns; achievement of multi-year goal targets; earnings before special items and Adjusted EBITDA for our Timberlands, Real Estate, Energy & Natural Resources and Wood Products segments; fee harvest volumes, sales realizations, per unit log and haul costs and forestry and road costs for our Timberlands segment; the timing and mix and expected basis of real estate sales for our Real Estate, Energy & Natural Resources segment; sales volumes, log costs and unit manufacturing costs for our lumber business; sales volumes, fiber costs and unit manufacturing costs for our oriented strand board business; sales volumes, sales realizations and raw material costs for our engineered wood products business; and results for our distribution business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often involve use of words and expressions such as “anticipate,” “expect,” “will” and similar words and expressions or reference events to occur in a future time period. They may use the positive, negative or another variation of those and similar words and expressions. These forward-looking statements are based on our current expectations and assumptions and are not guarantees of future events or performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to:

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the effect of general economic conditions, including employment rates, interest rates, inflation rates, housing starts, general availability and cost of financing for home mortgages and the relative strength of the U.S. dollar;

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market demand for the company's products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;
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changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan and the Canadian dollar, and the relative value of the euro to the yen;
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U.S. trade policy and resulting restrictions on international trade and tariffs imposed on imports or exports;
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the availability and cost of shipping and transportation;
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economic activity in Asia, especially Japan and China;
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performance of our manufacturing operations, including maintenance and capital requirements;
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potential disruptions in our manufacturing operations;
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the level of competition from domestic and foreign producers;
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the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;
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our ability to hire and retain capable employees;
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the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;
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raw material availability and prices;
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the effect of weather;
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changes in global or regional climate conditions and governmental response to such changes;
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the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;
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the effects of significant geopolitical conditions or developments such as significant international trade disputes or domestic or foreign terrorist attacks, armed conflict and political unrest;
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the occurrence of regional or global health epidemics and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;
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energy prices;
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transportation and labor availability and costs;
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federal tax policies;
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the effect of forestry, land use, environmental and other governmental regulations;
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legal proceedings;
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performance of pension fund investments and related derivatives;
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the effect of timing of employee retirements as it relates to the cost of pension benefits and changes in the market price of our common stock on charges for share-based compensation;
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the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;
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changes in accounting principles; and
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other risks and uncertainties identified in our 2024 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC.

It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company's business, results of operations, cash flows, financial condition and future prospects.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS

We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income (loss) for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended December 31, 2024:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$81
Interest expense, net of capitalized interest					66
Income taxes					(7)
Net contribution (charge) to earnings	$62	$46	$106	$(74)	$140
Non-operating pension and other post-employment benefit costs	—	—	—	11	11
Interest income and other	—	—	—	(10)	(10)
Operating income (loss)	62	46	106	(73)	141
Depreciation, depletion and amortization	64	3	55	4	126
Basis of real estate sold	—	27	—	—	27
Adjusted EBITDA	$126	$76	$161	$(69)	$294

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2025:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$83
Interest expense, net of capitalized interest					66
Income taxes					16
Net contribution (charge) to earnings	$102	$56	$106	$(99)	$165
Non-operating pension and other post-employment benefit costs	—	—	—	19	19
Interest income and other	—	—	—	(5)	(5)
Operating income (loss)	102	56	106	(85)	179
Depreciation, depletion and amortization	65	2	55	3	125
Basis of real estate sold	—	24	—	—	24
Adjusted EBITDA	$167	$82	$161	$(82)	$328

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2024:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$114
Interest expense, net of capitalized interest					67
Income taxes					20
Net contribution (charge) to earnings	$80	$60	$128	$(67)	$201
Non-operating pension and other post-employment benefit costs	—	—	—	11	11
Interest income and other	—	—	—	(16)	(16)
Operating income (loss)	80	60	128	(72)	196
Depreciation, depletion and amortization	64	3	56	2	125
Basis of real estate sold	—	31	—	—	31
Adjusted EBITDA	$144	$94	$184	$(70)	$352

RECONCILIATION OF ADJUSTED FAD TO NET CASH FROM OPERATIONS

We reconcile Adjusted FAD to net cash from operations, as that is the most directly comparable U.S. GAAP measure. We believe the measure provides meaningful supplemental information for investors about our liquidity.

The table below reconciles Adjusted FAD to net cash from operations:

	2024	2025	2024
(millions)	Q4	Q1	Q1
Net cash from operations	$218	$70	$124
Capital expenditures	(149)	(93)	(79)
Adjustments to FAD(1)	—	16	—
Adjusted FAD	$69	$(7)	$45
(1)
Adjustments to FAD include $16 million in capital expenditures related to our Monticello engineered wood products facility.